                                                                     EXHIBIT 4.2


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of September 20, 2002, is entered into between SynQuest, Inc., a corporation organized under the laws of the State of Georgia (the "COMPANY"), the undersigned investors named under the heading "Common Investors" on the signature pages hereto (together with any of their Transferees (as defined herein), the "COMMON INVESTORS") and the undersigned investors named under the heading "Preferred Investors" on the signature pages hereto (together with any of their Transferees, the "PREFERRED INVESTORS" and together with the Common Investors, the "INVESTORS"). Any other person or entity who later becomes a party to this Agreement by executing a Joinder Agreement in form attached as Exhibit A shall also be referred to herein as an "Investor," and, if applicable, a "Preferred Investor."

                                    WHEREAS:

         A. The Company and certain of the Preferred Investors are executing, concurrently herewith, an Amended and Restated Stock Purchase Agreement , dated the date hereof (the "STOCK PURCHASE AGREEMENT"), pursuant to which the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to such Preferred Investors shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share (the "PREFERRED STOCK"), convertible into shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK").

         B. The Company and certain of the Common Investors have previously entered into an Agreement and Plan of Merger, dated as of August 30, 2002 (the "VIEWLOCITY MERGER AGREEMENT") (together with the Stock Purchase Agreement, the "TRANSACTION AGREEMENTS"), pursuant to which the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to such Common Investors shares of Common Stock in a merger transaction.

         C. The (i) shares of Common Stock held by the Existing Investor (as defined in Section 1(ii) below), (ii) shares of Common Stock to be issued pursuant to the Viewlocity Merger Agreement, and (iii) shares of Common Stock issuable upon conversion of the shares of Preferred Stock to be issued pursuant to the Stock Purchase Agreement are collectively are referred to herein as the "SHARES."

         D. The Company has agreed to provide certain rights with respect to the registration of the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

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         1.       DEFINITIONS.

                  Capitalized terms used and not defined herein have the respective meanings assigned to them in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                           (i)      "CLOSING DATE" means the date of closing of
the transactions contemplated by the Transaction Agreements.

                           (ii)     "EXISTING INVESTOR" means Warburg Pincus
LLC.

                           (iii)    "REGISTER," "REGISTERED," and "REGISTRATION"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iv)     "REGISTRABLE SECURITIES" means (i) the
Shares and (ii) any shares of Common Stock issued as a dividend or distribution on or in exchange for or otherwise with respect to the Shares; provided, however, that any shares of Common Stock issued as a dividend or distribution on or in exchange for or otherwise with respect to any Shares shall not be considered Registrable Securities to the extent such shares of capital stock are covered by another current and effective Registration Statement permitting the resale without restriction of such shares. Notwithstanding the foregoing, Registrable Securities shall only be treated as Registrable Securities if and so long as they have not been (A) disposed of pursuant to an effective Registration Statement, (B) sold in any transaction in which the recipient receives freely tradable, non-restricted shares, or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed in connection with such sale.

                           (v)      "REGISTRATION STATEMENT" means one or more
registration statements of the Company under the Securities Act registering Registrable Securities, including any Shelf Registration Statement.

         2.       REGISTRATION.

                  a. Mandatory Registration. The Company shall file with the SEC, within 180 calendar days after the Closing Date, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities) covering the resale of all Registrable Securities (the "SHELF REGISTRATION STATEMENT").


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

                  b. Effectiveness of Registration. The Company shall use all commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as practicable.

                  c.       Piggy Back Registrations.

                           (i)      Right to Include Certain Registrable
Securities. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, or their then equivalents, relating to equity securities to be issued in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Preferred Investor that holds Registrable Securities at such time, either in the form of Preferred Stock or, after converting such Preferred Stock, the Common Stock issued upon conversion thereof (such Investors, the "PIGGYBACK INVESTORS"), written notice of the determination to make such filing and, if within ten (10) days after the date of such notice, any such Piggyback Investor shall so request in writing, the Company shall include in such registration statement, by means of a Rule 429 filing that incorporates such Piggyback Investor's previously registered shares, all or any part of the Registrable Securities that such Piggyback Investor requests to be registered (such rights, the "PIGGYBACK RIGHTS") The Existing Investor shall have such Piggyback Rights pursuant to this Section 2(c) only with respect to the Shares issuable upon conversion of the shares of Preferred Stock that it holds.

                           (ii)     Priority in Piggy Back Registrations. If in
connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such portion, if any, of the Registrable Securities that the Piggyback Investors have requested to have included as the underwriter shall permit.

                                    (A)      Offering for the Account of the
Company. If the offering is initiated by the Company for the purpose of completing a primary offering of its securities, no Company shares shall be excluded until all shares sought to be included by Piggyback Investors and other security holders with similar rights are first excluded. Any exclusion of Registrable Securities shall be made pro rata among the Piggyback Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by each such Piggyback Investor, and pro rata with holders of other securities having the right to include such securities in the registration statement (except to the extent any existing agreements otherwise provide).

                                    (B)      Offering for the Account of Others.
If the offering is initiated by the Company for the purpose of completing a secondary offering of its securities, any exclusion of Registrable Securities shall be made pro rata among the Piggyback Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Piggyback Investors, and pro rata with (1) the securities to be sold by the Company and (2) with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights (except to the extent any existing agreements otherwise provide).

                           (iii)    Additional Limitations. If an offering as to
which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in the underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

                           (iv)     Withdrawal. Any Piggyback Investor may elect
to withdraw its respective Registrable Securities from inclusion in a Registration Statement or offering pursuant to this Section 2(c) at any time prior to ten (10) Business Days prior to the then-anticipated pricing date for such offering. The Company may, without the consent of any Investor, delay, suspend, abandon or withdraw any proposed registration in which any Investor has requested inclusion of Registrable Securities pursuant to this Section 2(c).

                  d. Eligibility for Form S-3. The Company represents and warrants that it is eligible to register the resale of Registrable Securities on a registration statement on Form S-3 under the Securities Act, and that the Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation, filing and effectiveness of a registration statement on Form S-3 with respect to the Registrable Securities.

                  e. Delay of Filing or Sales. The Company shall have the right at any time and from time to time to delay filing or the declaration of effectiveness of a Registration Statement or to require Investors not to sell any Registrable Securities pursuant to an effective Registration Statement for not in excess of 90 days beginning on the date on which such notice is given or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by the Company to such effect prior to or during the effectiveness of the Registration Statement, but in no event before the lapse of ninety (90) days after the effectiveness of such Shelf Registration Statement, if (a) the Company is engaged in or proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in any such case which is material to the Company (any such negotiation, step, event or state of facts being herein called a "MATERIAL ACTIVITY") and (b) such Material Activity would, in the reasonable opinion of the Company, require disclosure so as to permit the Registrable Securities to be sold in compliance with law; provided, that the Company may not delay the filing of a Registration Statement or the sale of any Registrable Securities whether pursuant to one or more notices as set forth above for more than an aggregate of 90 days within any 12-month period. The Company shall have no obligation to include in any notice contemplated hereby any reference to or description of the facts based upon which the Company is delivering such notice. Any periods during which sales of Registrable Securities are prohibited pursuant to Section 3(l) of this Agreement shall count toward the 90-day period described in this Section 2(e), as if the Company had declared Material Activities existed during such periods.

         3.       OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall use its best efforts to keep any Registration Statement filed pursuant to Section 2(a) effective pursuant to Rule 415 at all times until the first date on which less than 1,000,000 shares of Preferred Stock are outstanding (the "REGISTRATION PERIOD"). If the Shelf Registration Statement is not filed on Form S-3, the Company shall, as soon as it is eligible to do so, file a post-effective amendment on Form S-3 to the Shelf Registration Statement to the extent permitted by applicable law, rules and regulations, or, if not so permitted, then to the extent permitted file a new Registration Statement on Form S-3 pursuant to Rule 429 under the Securities Act to permit sales of the Registrable Securities in accordance with the methods of distribution elected by the Investors (subject to the consent of the Company if any such method imposes or would impose additional obligations on the Company); and the Company shall use all commercially reasonable efforts to cause such post-effective amendment or Registration Statement to become effective as soon as possible. Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) filed pursuant to this Agreement (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  b. Subject to Section 2(e), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto. In the case of the Registration Statement referred to in Section 2(a), the Company shall furnish to each Investor which requests (i) a copy of any request to accelerate the effectiveness of any Registration Statement or amendment thereto, (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  d. The Company shall use all commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its certificate of incorporation or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                  e. The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable date (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

                  f.       The Company shall make available for inspection by
(i) any Investor whose Registrable Securities are included in a Registration Statement, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all

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information which any Inspector may reasonably request for purposes of such due diligence.

                  g. Both (A) the Company and (B) the Investors shall hold, and the Investors will cause the Inspectors retained on their behalf to hold, in confidence and not make any disclosure of information concerning an Investor or the Company, respectively, provided to the other party unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this agreement, or (v) such party consents to the form and content of any such disclosure. The Company and the Investors agree that they shall, and the Investors shall cause the Inspectors retained by them, upon learning that disclosure of such information concerning the other party is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such other party prior to making such disclosure, and allow such other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  h. The Company shall use all commercially reasonable efforts to promptly secure the designation and quotation of all the Registrable Securities covered by any Registration Statement on The Nasdaq Smallcap Market, or on such other securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed.

                  i. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within two (2) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) any required opinion of such counsel in a form customary for such transactions.

                  j. At the request of Investors who hold a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Shelf Registration Statement and the prospectus used in connection with the Shelf Registration Statement each as approved by the Company, which approval shall not be unreasonably withheld or delayed, as may be necessary in order to change the plan of distribution set forth in the Shelf Registration Statement.

                  k. The Company shall comply with applicable federal and state securities laws and regulations related to a Registration Statement and offering and sale of securities.


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

                  l. (A) Promptly notify each Investor holding Registrable Securities if a condition exists, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (B) subject to the Company's rights under Section 2(e), promptly prepare and furnish to each such Investor a supplement to or an amendment to such prospectus (and subsequently furnish such number of copies of such supplement or amendment as the Investors may reasonably request) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of the Shelf Registration Statement, the Company shall notify each Investor of any information the Company requires from each such Investor.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  c. No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.


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

                  d. At least one business day prior to any sale under any Registration Statement, each Investor proposing to sell shall notify the Company of such intention. As promptly as practicable after receiving such notice, the Company shall notify each such Investor whether sales under the Registration Statement are permitted. Each such Investor will refrain from selling Registrable Securities if and for so long as sales are not permitted. The Company may notify such Investors that sales are not permitted under this
Section 4(d) only if (i) it has received notice of any stop order or other suspension of effectiveness of a Registration Statement, following which the Company shall comply with Section 3(e), or (ii) a condition exists, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the case of (ii) above, the Company will promptly comply with Section 3(l)(B). In addition, each Investor agrees that upon the receipt of a notice pursuant to Section 3(l)(A) it will immediately discontinue its offering and sale of Registrable Securities pursuant to the applicable Registration Statement until it has received copies of the supplemented or amended prospectus contemplated by Section 3(l)(B) (or until it has received a notice from the Company stating that a Material Activity no longer exists, if the Company utilized its rights under Section 2(e)).

         5.       EXPENSES OF REGISTRATION.

         All expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above (excluding brokers' fees and underwriting discounts and commissions), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

         6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents of such Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if any (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not


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

misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person as such expenses are incurred and are due and payable for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company in writing by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without an unconditional release of the Company and all of its controlling persons, employees and agents, or without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished to the Company in writing by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without an unconditional release of such Investor and all of its controlling persons, employees and agents, or without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact by the Investor contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for all Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other person who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8.       REPORTS UNDER THE EXCHANGE ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents as is required for the applicable provisions of Rule 144; and

                  b. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by any Investor to any transferee or assignee of Registrable Securities together with the securities being transferred (a "TRANSFEREE"); provided that in each case: (i) the Investor agrees in writing with the Transferee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such Transferee and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) the Transferee agrees in writing with the Company to be bound by all of the provisions contained herein and; provided, further that Piggyback Rights shall not be transferred or assigned to any Transferee unless such Transferee, upon consummation of the transfer, holds as record or beneficial owner no fewer than 100,000 shares of Registrable Securities.

         10.      AMENDMENT OF REGISTRATION RIGHTS.

         All consents, approvals and other determinations to be made by the Investor pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon the Investors shall be made by such Investors and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Investors pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Investors who collectively hold more than 75% of the Registrable Securities; provided that
Section 2(a) shall not be amended so as to adversely affect the rights of Common Investors who hold no shares of Preferred Stock as of the date of this Agreement without the written consent of the holders of at least a majority of the shares of Common Stock held by such Common Investors.

         11.      LIMITATION ON OTHER REGISTRATION RIGHTS.

         The Company shall not grant to any person any registration right or other right that would be inconsistent with any of the rights granted to Investors herein. It shall not be a violation of this section for the Company to grant other investors the right to participate in registrations on a basis similar to that set forth in Section 2(c) and for such other investors to be treated on the same basis as the Investors for purposes of determining priority in registrations pursuant to Section 2(c)(ii).

         12.      MISCELLANEOUS.

                  a. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           SynQuest, Inc.
                           3500 Parkway Lane, Suite 555
                           Norcross, Georgia  30092
                           Telephone No.:  (770) 325-2000
                           Facsimile No.:  (770) 325-2949
                           Attention:  Chief Financial Officer

                           With a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia  30303
                           Telephone No.:  (404) 572-4600
                           Facsimile No.:  (404) 572-5100
                           Attention:  William G. Roche


If to an Investor, at the Investor's address set forth on Exhibit A hereto, provided that if such address changes after the date hereof, as subsequently provided in writing to the Company by notice given in accordance with this
Section 12(b), with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110-2624
                  Telephone No.:  (617) 951-7000
                  Facsimile No.:  (617) 951-7050
                  Attention:  Christopher J. Austin

         Each party hereto may from time to time change its address or facsimile number for notices under this Section 12(b) by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Investors to the Company, and in the case of the Company to all of the Investors.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                  e. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto and thereto with respect to the subject matter hereof.

                  f. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not form part of or effect the interpretation of this Agreement.

                  h. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. For purposes of this Agreement, the term "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law, regulation or executive order to close.

                  k. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

                  m. After the date of this Agreement, the parties acknowledge that a person or other entity may become a party hereto if: (i) such person or other entity has executed a Lock-up Agreement, substantially in the form of Exhibit G to the Stock Purchase Agreement and (ii) if such person or other entity will be the beneficial owner, as defined in Rule 13d-1 under the Securities Exchange Act of 1934, as amended, of five percent (5%) or more of the Company's Common Stock following the consummation of the transactions contemplated by the Viewlocity

Merger Agreement and the Stock Purchase Agreement, such person or other entity becomes a party to the Shareholders Agreement, substantially in the form of Exhibit C to the Stock Purchase Agreement, by executing a copy of the Joinder Agreement attached hereto as Exhibit A; provided, however, that notice of the addition of any such party shall be promptly given to all other parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first above written.

                                            COMPANY:

                                            SYNQUEST, INC.


                                            By:  /s/ Timothy M. Harvey
                                                 -------------------------
                                                 Timothy M. Harvey
                                                  President





                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                    PREFERRED INVESTORS:

                                    VENROCK ASSOCIATES

                                    By:    /s/ David R. Hathaway
                                           -------------------------
                                           David R. Hathaway
                                           General Partner

                                    VENROCK ASSOCIATES II, L.P.

                                    By:    /s/ David R. Hathaway
                                           -------------------------
                                          David R. Hathaway
                                          General Partner

                                    VENROCK ASSOCIATES III, L.P.

                                    By:      Venrock Management III LLC
                                    Its:      General Partner

                                             By:   /s/ David R. Hathaway
                                                  -----------------------
                                                   David R. Hathaway
                                                   Member

                                    VENROCK ENTREPRENEURS FUND, L.P.

                                    By:      Venrock Management, LLC
                                    Its:      General Partner

                                             By:   /s/ David R. Hathaway
                                                  -----------------------
                                                   David R. Hathaway
                                                   Member




                       [SIGNATURES CONTINUE ON NEXT PAGE]

                              NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.
                              NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.
                              By:  North Bridge Venture Management IV, L.P.,
                                   as General Partner for each of the foregoing
                                   entities

                              By:   /s/ W. J. Geary
                                   ---------------------------
                                        W. J. Geary
                                        General Partner

                              LIBERTY MUTUAL INSURANCE COMPANY


                              By:   /s/ Ronald D. Ulrich
                                   ---------------------------
                                     Ronald D. Ulrich
                                     Vice President


                              WARBURG, PINCUS INVESTORS, L.P.
                              By:  Warburg, Pincus & Co.,
                              General Partner

                              By:  /s/ Henry Kressel
                                   ---------------------------
                                   Henry Kressel
                                   Senior Managing Director


                              TICONDEROGA E-SERVICES FUND II, L.P.
                              By: Ticonderoga e-Services Associates II, LLC, its General Partner

                              By:  /s/ James E. Vandervelden
                                   --------------------------
                                   James E. Vandervelden
                                   Member

                              /s/ C.J. Simpson
                              -----------------------
                              C.J. Simpson





                       [SIGNATURES CONTINUE ON NEXT PAGE]

                               BATTERY VENTURES IV, L.P.
                               By:  Battery Partners IV, LLC


                               By:  /s/ Oliver D. Curme
                                    ----------------------
                                      Oliver D. Curme
                                       Member Manager


                               BATTERY INVESTMENT PARTNERS IV LLC
                               By:  Battery Partners IV, LLC


                               By:  /s/ Oliver D. Curme
                                    ----------------------
                                      Oliver D. Curme
                                      Member Manager






                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                 LUCENT VENTURE PARTNERS I LLC

                                 By:  /s/ Peter Rokkos
                                     --------------------
                                        Peter Rokkos
                                        Vice President










                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                TILION, INC.

                                By:   /s/ Peter Shields
                                     ----------------------------
                                       Peter Shields
                                       President and Chief Executive Officer

                                    EXHIBIT A

VENROCK ASSOCIATES,
VENROCK ASSOCIATES II, L.P.,
VENROCK ASSOCIATES III, L.P.,
VENROCK ENTREPRENEURS FUND, L.P.
c/o Venrock Associates
30 Rockefeller Plaza, Room 5508
New York, NY 10112

NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.,
NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.
c/o North Bridge Venture Partners
950 Winter Street, Suite 4600
Waltham, MA 02451

BATTERY VENTURES IV, L.P.,
BATTERY INVESTMENT PARTNERS IV LLC
c/o Battery Ventures
20 William Street, Suite 200
Wellesley, MA 02481

LIBERTY MUTUAL INSURANCE COMPANY
175 Berkeley Street, 9A
Boston, MA 02117

WARBURG, PINCUS INVESTORS, L.P.
c/o Warburg Pincus
466 Lexington Avenue
New York, NY 10017-3147

TICONDEROGA E-SERVICES FUND II, L.P.
c/o Ticonderoga Capital
20 William Street
Suite G40
Wellesley, MA 02481

C.J. SIMPSON
3475 Piedmont Road
Suite 1700
Atlanta, GA 30305




LUCENT VENTURE PARTNERS I LLC
3180 Porter Drive, Suite D
Palo Alto, CA 94304

TILION, INC.
5 Clock Tower Place
Suite 110
Maynard, MA 01754

                                    EXHIBIT A

                            FORM OF JOINDER AGREEMENT

         The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Registration Rights Agreement (the "Agreement") dated as of September 20, 2002 by and among SynQuest, Inc., a Georgia corporation, (the "Company") and the other parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term "Investor" and, if applicable, the term "Preferred Investor", each as defined in the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:


Address:


Fax:

                                  By:
                                      ---------------------------------------
                                  Name:
                                        -------------------------------------